Exhibit 10.9

FIRST AMENDMENT TO STANDBY PURCHASE AGREEMENT

This FIRST AMENDMENT TO STANDBY PURCHASE AGREEMENT (this “Amendment”), is dated to be effective as of December 31, 2009, among Idearc Inc., Debtor and Debtor-in-Possession, a Delaware corporation (the “Company”), and the investment funds and accounts managed by Paulson & Co. Inc. set forth on Schedule 1 (the “Standby Purchasers”).

RECITALS

A.            The Company and the Standby Purchasers are parties to that certain Standby Purchase Agreement, dated as of November 18, 2009 (the “Original Agreement”), and the Company and the Standby Purchasers desire to amend the Original Agreement as set forth herein.  All capitalized terms used herein have the meanings ascribed to such terms in the Original Agreement unless otherwise defined herein.

B.            Pursuant to the Original Agreement, the Standby Purchasers have agreed, severally, but not jointly, to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to the Standby Purchasers, the Standby Purchase Shares at the Closing as further described in the Original Agreement.

C.            It is not expected that all Class 4 General Unsecured Claims held by Class 4 Holders making the Plan Election will be Allowed Claims as of the Effective Date.  Subject to the terms of the Plan, such Class 4 General Unsecured Claims may be determined to be Allowed General Unsecured Claims subsequent to the Effective Date (the “Post Effective Allowed Claims”).  Upon such determination, the holders of Post Effective Allowed Claims will be entitled to receive their pro rata share of New Common Stock to be issued to the Class 4 Holders of General Unsecured Claims pursuant to the Plan.  Certain of these Class 4 Holders have elected to receive cash in lieu of their pro rata share of New Common Stock for their Allowed Claims pursuant to the Plan Election.

D.            To the extent there are Class 4 General Unsecured Claims held by Class 4 Holders making the Plan Election that are not finally determined to be Allowed Claims as of the Effective Date, the number of shares of New Common Stock to be issued to each Class 4 Holder of Allowed General Unsecured Claims and the number of Standby Purchase Shares to be issued for such shares pursuant to the Plan Election will be undeterminable as of the Effective Date.  Such numbers will only be determinable when all General Unsecured Class 4 Claims held by Class 4 Holders who have made the Plan Election have been either Allowed or Rejected pursuant to the Plan, which is expected to be after the Effective Date.

E.             The Company has requested, and the Standby Purchasers have agreed, that subject to the terms and conditions hereof, (i) at the Closing the

Standby Purchasers shall purchase the Closing Date Standby Purchase Shares (as defined below) from the Company, and (ii) subsequent to the Closing, the Standby Purchasers shall purchase the Post Effective Standby Purchase Shares (as defined below) from the Company.

Accordingly, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.             Definitions.

(a)           The Original Agreement shall be amended to add the following capitalized terms defined in this Amendment thereto:

“Closing Date Standby Purchase Shares” is defined in Section 2.1, as amended by the First Amendment.

“First Amendment” means the First Amendment to Standby Purchase Agreement, dated as of December 31, 2009, by and among the Company, Paulson and the Standby Purchasers.

“Original Agreement” is defined in the Recitals of the First Amendment.

“Post Effective Allowed Claims” is defined in the Recitals of the First Amendment.

“Post Effective Standby Purchase” is defined in Section 2.1, as amended by the First Amendment.

“Post Effective Standby Purchase Shares” is defined in Section 2.1, as amended by the First Amendment.

“Post Effective Closing” is defined in Section 2.1, as amended by the First Amendment.

(b)           The following terms defined in the Original Agreement are hereby amended and restated in full as follows:

“Agreement” means the Standby Purchase Agreement, dated as of November 18, 2009 by and among the Company and the Standby Purchasers, as amended by the First Amendment as may be further amended or modified.

“Subscription Price” means $17.3333 per share, which is the per share subscription price for the New Common Stock in each of the Plan Election, the Standby Purchase and the Post Effective Standby Purchase, which amount is equal to: (i) $260,000,000 divided by; (ii) the aggregate number of shares of New Common Stock to be issued and outstanding pursuant to the Plan on the Closing Date, which number of shares is 15,000,013 and includes both the Closing Date Standby Purchase Shares and the Post Effective Standby Purchase Shares.

2.             Standby Commitment and Purchase.  Section 2 of the Original Agreement is hereby amended and restated in full as follows:

“2.1  Standby Commitment and Purchase.

(a)           Promptly after the Plan Election Deadline, Paulson shall notify the Company in writing as to (i) the amount of Claims owned of record and beneficially by Paulson, each Standby Purchaser and their respective Affiliates and (ii) the Claims for which Paulson, each Standby Purchaser and their respective Affiliates have signed a confirmation to purchase such Claims, each as of the Plan Election Deadline.

(b)           Promptly after the Plan Election Deadline, the Company shall notify each Standby Purchaser in writing as to each of the following with respect to only the Class 3 Holders of Secured Claims and the Class 4 Holders of Unsecured Note Claims: (i) the aggregate number of Cash-Out Shares, (ii) the aggregate number of shares of New Common Stock to be issued to the Standby Purchasers in their capacity as Claim 3 Holders and Claim 4 Holders, (iii) the aggregate number of Retained Shares, (iv) the aggregate number of Standby Purchase Shares (the “Closing Date Standby Purchase Shares”), (v) the number of Closing Date Standby Purchase Shares to be purchased by each Standby Purchaser and its respective Standby Percentage, and (vi) the aggregate Subscription Price payable by each Standby Purchaser to the Company for its Closing Date Standby Purchase Shares.

(c)           Upon the terms and subject to the conditions contained in this Agreement, at the Closing the Company shall issue and sell to each Standby Purchaser, and each Standby Purchaser shall subscribe for and purchase from the Company (independent of the obligation of any other Standby Purchaser) its Standby Percentage of the Closing Date Standby Purchase Shares (the “Standby Purchase”).

(d)           On or before the fifth Business Day after the earlier of (x) 180 days after the Effective Date, and (y) the date that all General Unsecured Claims held by Class 4 Holders who have made the Plan Election are finally determined to be either Allowed or Rejected Claims, the Company shall notify each Standby

Purchaser in writing as to each of the following with respect to only the Class 4 Holders of Allowed General Unsecured Claims: (i) the aggregate number of Cash-Out Shares, (ii) the aggregate number of Retained Shares, (iii) the aggregate number of Standby Purchase Shares (the “Post Effective Standby Purchase Shares”), (iv) the number of Post Effective Standby Purchase Shares to be purchased by each Standby Purchaser and its respective Standby Percentage, and (v) the aggregate Subscription Price payable by each Standby Purchaser to the Company for its Post Effective Standby Purchase Shares.

(e)           Upon the terms and subject to the conditions contained in this Agreement, within five Business Days after the Standby Purchasers receipt of the notification pursuant to Section 2.1(d), the Company shall issue and sell to each Standby Purchaser, and each Standby Purchaser shall subscribe for and purchase from the Company (independent of the obligation of any other Standby Purchaser) its Standby Percentage of the Post Effective Standby Shares (the “Post Effective Standby Purchase”).

2.2           Closing; Payments.

(a)           The completion of the Standby Purchase (the “Closing”) shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP in New York, New York, on the date on which all of the conditions to the occurrence of the Effective Date (other than the condition of receipt of payment from the Standby Purchasers of the Purchase Price in respect of the Standby Purchase) have been satisfied or waived and all of the conditions set forth under Sections 6 and 7 have been satisfied or waived by the Company or the Standby Purchasers (as applicable), or at such other location or on such other date as may be mutually agreed by the Company and the Standby Purchasers (the day on which the Closing takes place being the “Closing Date”).  The Closing shall be deemed to be effective on the Closing Date and all documents and instruments related to the Closing will be deemed to have been delivered simultaneously on the Closing Date.  The completion of the Post Effective Standby Purchase (the “Post Effective Closing”) shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP in New York, New York within five Business Days after the Standby Purchasers’ receipt of the notification pursuant to Section 2.1(d) or at such other location or on such other date as may be mutually agreed by the Company and the Standby Purchasers.

(b)           At each of the Closing and the Post Effective Closing, each Standby Purchaser hereby agrees, severally, but not jointly, to pay the Company the aggregate Subscription Price for its Standby Percentage of the Standby Purchase Shares or Post Effective Standby Purchase Shares, as applicable, to be purchased by such Standby Purchaser hereunder (the aggregate of such payments by all of the Standby Purchasers, the “Purchase Price”) by wire transfer of immediately available funds to an account designated by the Company at least three Business Days prior to the scheduled payment date.

(c)           At each of the Closing and the Post Effective Closing, upon receipt in full of the aggregate Subscription Price for each Standby Purchaser’s Standby Percentage of the Standby Purchase Shares or Post Effective Standby Purchase Shares to be purchased, as the case may be, by each Standby Purchaser hereunder, the Company shall deliver to such Standby Purchaser (or its designees) stock certificates or evidence of book-entry record ownership representing the Standby Purchase Shares or Post Effective Standby Purchase Shares, as the case may be, to be issued by the Company to such Standby Purchaser pursuant to this Agreement, free and clear of any Liens, except Liens created by or otherwise resulting from actions by such Standby Purchaser.”

3.             Capital Structure.

(a)           The second sentence of Section 3.4(a) of the Original Agreement is hereby amended and restated in full as follows:

“As of the Closing Date, 1,500,000 shares of New Common Stock will be reserved for issuance pursuant to an equity incentive plan as described in the Disclosure Statement.”

(b)           The lead in to the second sentence of Section 3.4(c) of the Original Agreement is hereby amended and restated in full as follows:

“As of the Closing Date, except for the Post Effective Standby Purchase Shares and as set forth in the second sentence of Section 3.4(a)…”

4.             Claims Ownership.  Section 4.4 of the Original Agreement is hereby amended and restated in full as follows:

“4.4         Claims Ownership.  As of the date of the Original Agreement, and for clarification not as of the Closing Date, (i) such Standby Purchaser and its Affiliates owns of record and beneficially the Claims of the Debtors, and has trade date confirmations as to the Claims of the Debtors, as separately disclosed in writing by the Standby Purchasers to the Company and (ii) except as to any Claims of the Debtors subject to such trade date confirmations, such Standby Purchaser or such Affiliates has the right to vote such Claims in the Chapter 11 Cases and does not own of record or beneficially or have the right to vote any other Claims or other securities of the Debtors in the Chapter 11 Cases or otherwise.  As of two Business Days prior to the Closing Date, the Standby Purchasers will disclose in writing all Claims of the Debtors that they beneficially own and any Claims of the Debtors which are subject to trade confirmations as of such date.”

5.             Acquisitions of Interests.  Section 5.12 of the Original Agreement is hereby amended and restated in full as follows:

“5.12       Acquisitions of Interests.  From the date of this Agreement to and including the Closing Date, neither Paulson nor any Standby Purchaser nor any of their respective Affiliates shall, directly or indirectly, purchase, acquire, or enter into any agreement, arrangement or understanding with respect to the purchase or acquisition by Paulson, any Standby Purchaser or any of their respective Affiliates of, any Claims of any Debtor or any New Common Stock, except pursuant to this Agreement, unless (i) such purchase, acquisition or entry into any such agreement, arrangement or understanding would not cause the Standby Purchasers to exceed the Ownership Limitation and (ii) such transaction has been disclosed to the Company in writing prior to the date of the First Amendment.  Nothing in this Agreement shall restrict or prohibit Paulson or any Standby Purchaser or any of their respective Affiliates from (a) financing, pledging in connection with any financing transaction, selling, or contracting to sell any Claims of the Debtors or (b) entering into any swap or other arrangement that transfers to another Person, in whole or in part, any of the voting or economic consequences of ownership of any Claims of the Debtors.”

6.             Conditions to Post Effective Closing.  The obligation of the Standby Purchasers to consummate the Post Effective Closing shall be subject to (i) the Post Effective Standby Purchase Shares being, when issued, (A) duly authorized, validly issued, fully paid and nonassessable, (B) not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound and (C) delivered by the Company free and clear of all Liens, except for Liens created by, or otherwise resulting from actions by, the recipient of such shares and (ii) the Post Effective Standby Purchase Shares being listed and authorized for trading on the NASDAQ Global Market.

7.             Entire Agreement.  The Original Agreement as amended by this Amendment, including the terms of the agreements contemplated thereby and hereby, contain the entire agreement by and between the Company and the Standby Purchasers with respect to the transactions contemplated by the Original Agreement, as amended by this Amendment, and supersede all prior written and prior or contemporaneous oral, agreements and representations with respect thereto.  Except as expressly set forth in this Amendment, the Original Agreement is not amended or modified nor any provision thereof waived.

8.             Governing Law; Jurisdiction; Venue; No Jury Trial.  This Amendment and any claim related directly or indirectly to this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would defer to the substantive laws of any other jurisdiction.  The parties agree that, during Bankruptcy Period, the Bankruptcy Court shall have exclusive jurisdiction to resolve any controversy, claim or dispute arising out of or relating to this Amendment or any other agreement entered into in connection herewith.  The parties further agree that, following the Bankruptcy Period, any action or proceeding with respect to such controversy, claim or dispute shall be brought against any of the parties exclusively in either the United States District Court for the Southern District of New York or any state court of the State of New York located in such district, and each of the parties hereby consents to the personal jurisdiction of such court and the Bankruptcy Court (and to the appropriate appellate courts) in any such action or proceeding and waives any objection, including, without limitation, any objection to the laying of venue or on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of such action or proceeding in such respective jurisdictions.  Each party hereby irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the other parties to such action or proceeding.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

9.             Third Party Beneficiaries.  This Amendment is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

10.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

THE COMPANY:

IDEARC INC.

By:	/s/ Samuel D. Jones
Name: Samuel D. Jones
Title: Executive Vice President, Chief Financial Officer and Treasurer

THE STANDBY PURCHASERS:

PAULSON & CO. INC.,
on behalf of investment funds and accounts managed by it

By:	/s/ Stuart Merzer
Name: Stuart Merzer Title: Authorized Signatory

[Signature Page to First Amendment to Standby Purchase Agreement]